EXHIBIT 02


                          MEASUREMENT SPECIALTIES, INC.
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                            STOCK PURCHASE AGREEMENT
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In connection with this Stock Purchase Agreement, the undersigned, Castletop
Capital, LP (the "Investor") and Measurement Specialties, Inc, a New Jersey corporation (the "Company") hereby agree as follows:

          1.     Subscription.  The Investor hereby purchases 314,081 shares of
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Common Stock, no par value per share (the "Common Stock") of the Company, and agrees to pay the total consideration of $2,000,000.00 (the "Subscription Amount") therefor (calculated at a price of $6.37 per share), representing an 8% discount from the average closing price during 20 trading day period prior to effective date of agreement, (the "Purchase Price") on the terms and conditions described herein.

          2.     Consideration.  The Investor hereby irrevocably agrees to pay
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the aggregate Purchase Price to the Company.

          3.     Effective Date of Agreement.  This Agreement shall be effective
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as of December 24, 2001.

          4.     Representations and Warranties of Investor.  The Investor
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hereby represents and warrants to the Company as follows:

               (a) All information provided by Investor to the Company, including the information contained in this Stock Purchase Agreement and any other documents executed in connection with this investment, (collectively, the "Subscription Documents"), is true, accurate and complete as of the date hereof;

               (b) Investor understands that the shares of Common Stock purchased hereunder have not been registered under the securities laws of the United States or of any other country, or under any state securities act and that this offering of the Common Stock, the ("Offering") is being made in reliance on one or more exemptions for private offerings, and that, among other things, the Company is relying upon Investor's representation and warranty that Investor is an "Accredited Investor" as defined in Securities and Exchange Commission Rule 501;

               (c) The Common Stock for which Investor hereby subscribes is being acquired solely for Investor's own account (or a trust account if he is a trustee or for the joint account of the Investor and his or her spouse), as principal, and for investments purposes only; the Common Stock is not being purchased with a view to, or in connection with, any resale, distribution, subdivision or fractionalization thereof and Investor has no plans to enter into any contract, undertaking, agreement or arrangement for any such purpose.


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               (d)     The Investor, a limited partnership, represents as
follows:

                    (i) the Investor is duly organized, validly existing and in good standing in its jurisdiction of organization under the laws of a state of the United States or other foreign country and has all the requisite power and authority to invest in the Common Stock as provided herein;

                    (ii) an investment in the Common Stock does not result in any violation of, or conflict with any term of the charter, bylaws, partnership agreement, operating agreement, trust instrument or other governing document of the Investor or any other instrument to which it is bound or any law or regulation applicable to it;

                    (iii) the investment in the Common Stock has been duly authorized by all necessary action on behalf of the Investor and the Investor has obtained all necessary consents and approvals, if any, to enter into this Stock Purchase Agreement and to complete, execute and deliver the other Subscription Documents;

                    (iv) this Stock Purchase Agreement has been duly executed and delivered on behalf of the Investor; and

                    (v) Investor was not created for the purpose of acquiring the Common Stock.

               (e) Investor has carefully reviewed, together with his Purchaser Representative, if any, this Stock Purchase Agreement, and Investor confirms that all documents, records and other information pertaining to his investment in the Company and requested by him or his Purchaser Representative have been made available or delivered to him or his Purchaser Representative;

               (f) Investor or his Purchaser Representative, if any, has had an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of his investment in the Company and has obtained, in his judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company;

               (g) In making his decision to make the Common Stock, Investor has relied solely upon independent investigations made by him and his Purchaser Representative, if any;

               (h) The Investor understands that an investment in the Common Stock involves a high degree of risk and hereby represents and warrants that he is able (i) to bear the loss of his entire investment, and (ii) to hold indefinitely the Common Stock subscribed for.

               (i) The representations, warranties, agreements, undertakings and acknowledgements made by the undersigned in this Stock Purchase Agreement


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are made with the intent that they be relied upon by the Company, in determining suitability of the Investor as a purchaser of the Common Stock, and shall survive the Investor's receipt of the Common Stock. In addition, the Investor undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the undersigned set forth herein prior to the acceptance of his subscription.

     5.     Indemnification.  Investor acknowledges that he understands the
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meaning and legal consequences of the representations and warranties contained in Section 4 hereof, and he hereby agrees to indemnify and hold harmless the Company, its shareholders and affiliates from and against any and all loss, damage, liability and expenses (including reasonable attorneys' fees) due to or arising out of a breach of any representation or warranty of the Investor contained in this Stock Purchase Agreement or failure of Investor to fulfill any of the terms, conditions or agreements of this Stock Purchase Agreement.

     6.     Transferability.  Investor acknowledges that there are substantial
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restrictions on the transferability of the Common Stock, this Stock Purchase
Agreement, or any of his interest herein or in the Company, and further agrees that any such assignment and transfer shall be allowed only in accordance with applicable law and the terms of this Stock Purchase Agreement. Without limiting the generality of the foregoing, Investor agrees not to transfer any shares of Common Stock purchased hereunder for a period of 1 year following the closing of such purchase.

     7.     Miscellaneous.
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               (a)     All notices or other communications given or made
hereunder shall be in writing and shall be delivered in person or via facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, or overnight mail to Investor at his address set forth below and to the Company at Measurement Specialties, Inc., 80 Little Falls Road, Fairfield, NJ 07004; with a copy to Kenneth E. Thompson, Esq., McCarter & English, LLP, 100 Mulberry Street, Gateway IV, Newark, NJ 07102.

               (b) Notwithstanding the place where this Stock Purchase Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New Jersey.

               (c) This Stock Purchase Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

               (d) Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine shall include the feminine and neuter genders, and vice-versa; and the word "person" shall include a corporation, partnership, trust, estate or other entity.

               (e) If Investor consists of a husband and wife purchasing jointly the obligations hereunder shall be joint and several.


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     8.     Legends.  The following legends are additional representations and
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restrictions and will be included on any certificates representing shares of
Common Stock:

FOR ALL INVESTORS:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO AN EXEMPTION THEREFROM, AND IN RELIANCE UPON THE HOLDER'S REPRESENTATION THAT SUCH SECURITIES WERE BEING ACQUIRED FOR INVESTMENT AND NOT FOR RESALE. NO TRANSFER OF SUCH SECURITIES MAY BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER MAY PROPERLY BE MADE WITHOUT REGISTRATION UNDER THE ACT OR THAT SUCH SECURITIES HAVE BEEN SO REGISTERED UNDER A REGISTRATION STATEMENT WHICH IS IN EFFECT AT THE DATE OF SUCH TRANSFER.


     DO  NOT  COMPLETE  OR SIGN THIS AGREEMENT IF ANY OF THE REPRESENTATIONS AND
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WARRANTIES  SET FORTH IN SECTION FOUR ARE UNTRUE OR INACCURATE.  DO NOT COMPLETE
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OR  SIGN  THIS  AGREEMENT UNLESS YOU HAVE CAREFULLY REVIEWED AND UNDERSTAND THIS
STOCK  PURCHASE  AGREEMENT.

     9.     Filing of Registration Statement.  The Company shall file,
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reasonably promptly following the first anniversary of the closing of the sale of Common Stock contemplated hereby, (unless such registration is not permitted under the applicable rules and regulations of the SEC), a registration statement on Form S-3 (the "Registration Statement") with the SEC under the Securities Act to register the resale of the Common Stock; provided however, that in the event the Company is not eligible to file a registration statement on Form S-3 on such date, the Company shall file a registration statement on Form S-3 as soon thereafter as it shall become eligible to use such form. In no event shall the Company be obligated to file a Registration Statement to register the resale of the Common Stock on any form other than Form S-3.

     10.     Registration or Information.  The Common Stock subscribed for
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hereby shall be held as follows:

 X      Partnership ownership (a general partner or partners with authority to
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        bind the partnership must sign)

        Corporate ownership (an officer with authority to bind the corporation
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must sign)

        By a husband and wife as tenants in common (both parties must sign)
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        Tenants by the entirety (both parties must sign)
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        Community property (one party must sign)
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        Trust (trustee must sign)
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       Other specify
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               (b)   Please print or type the exact name(s) in which ownership
 of the shares is to be registered on the books of the Company:

Castletop Investments, LP
5000 Plaza on the Lake
Suite 170
Austin TX 78746
512-329-6600


     12.     Signatures.
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Signature of Subscriber


The foregoing Stock Purchase Agreement is accepted and agreed to by the Company as of the date set forth below.

MEASUREMENT SPECIALTIES, INC

By:
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     Name: Joseph R. Mallon, Jr.
     Title: Chairman and Chief Executive Officer

Effective as of December 24, 2001


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